UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. Hill Street, Suite 400,

Chicago, Illinois

(Address of Principal Executive Offices)

60610

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This current report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K dated June 25, 2024 filed by Verano Holdings Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2024 Annual General Meeting of Shareholders held on June 20, 2024 (the “2024 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, at the 2024 Annual Meeting, a non-binding advisory vote was conducted on the frequency of future Say-on-Pay votes. Approximately 97% of the shares voting on the matter voted in favor of an annual frequency for Say-on-Pay votes. In response to the voting results and other factors, and in accordance with the original recommendation, the Company’s Board of Directors determined that the Company will hold an advisory vote for Say-on-Pay every year. As a result, a Say-on-Pay vote will be held each year until the next vote on the frequency of such advisory vote is conducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: August 8, 2024	By:	/s/ Laura Marie Kalesnik
	Name:	Laura Marie Kalesnik
	Title:	Chief Legal Officer, General Counsel and Secretary